                                                         Exhibit No. EX-23.h.2.a

                                     Form of
                          Administrative Services Plan
                             Nationwide Mutual Funds
                          Effective [___________], 2007

     Section 1. This  Administrative  Services Plan (the "Plan") constitutes the administrative services plan for the classes of the funds as listed on Exhibit A
(collectively, the "Funds"), each a series of Nationwide Mutual Funds (formerly,
Gartmore Mutual Funds) (the "Trust"), and is adopted upon review and approval by the Board of Trustees of the Trust.

     Section 2. Upon the  recommendation  of the administrator of the Funds, any officer of the Trust is  authorized  to execute and deliver,  in the name and on behalf of the Fund,  written  agreements  in  substantially  any other form duly approved  by the Board of Trustees of the Trust  ("Servicing  Agreements")  with financial  institutions  which  are  shareholders  of  record  or  which  have a servicing relationship ("Service Organizations") with the beneficial owners of a class of a Fund's  shares of  beneficial  interest  ("Shares").  Such  Servicing
Agreements  shall require the Service  Organizations  to provide  administrative support  services as set forth  therein and as described in a Fund's  applicable
Prospectus  to their  customers  who own of record or  beneficially  Shares.  In consideration for providing such services, a Service Organization will receive a fee,  computed  daily and paid monthly in the manner set forth in the  Servicing
Agreements,  and up to the  annual  rate  listed on  Exhibit A for each class of shares  owned of record  or  beneficially  by such  customers.  Any bank,  trust company, thrift institution, broker-dealer, insurance company or other financial institution  is eligible to become a Service  Organization  and to receive  fees under this Plan.  All expenses  incurred by a Fund with respect to its Shares in connection  with the Servicing  Agreements and the  implementation  of this Plan shall be borne entirely by the holders of Shares of that Fund.

     Section  3. So long as this  Plan is in  effect,  the  administrator  shall provide to a Fund's Board of Trustees,  and the Trustees shall review,  at least quarterly,  a written report of the amounts  expended  pursuant to this Plan and the purposes for which such expenditures were made.

     Section 4. The Plan shall not take effect  with  respect to the Shares of a
Fund  until  it has been  approved,  together  with  the  form of the  Servicing
Agreements,  by a vote of a majority  of the  Trustees  who are not  "interested persons" of that Fund (as defined in the Investment Company Act of 1940) and who have no direct or indirect  financial  interest in the operation of this Plan or in any agreements related to this Plan (the "Disinterested  Trustees"),  cast in person  at a  meeting  called  for the  purpose  of  voting  on the Plan or such
Servicing Agreement,  provided,  however, that the Plan is not implemented prior to the effective date of the post-effective  amendment to a Fund's  registration statement describing the Plan and its implementation with respect to that Fund.

     Section 5. Unless sooner terminated,  this Plan shall continue until May 1,
2008, and thereafter, shall continue automatically for successive annual periods provided  such  continuance  is approved at least  annually by a majority of the
Board of Trustees, including a majority of the Disinterested Trustees.

     Section 6. This Plan may be  amended at any time with  respect to a Fund by the Board of Trustees,  provided  that any material  amendments  of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

     Section 7. This Plan is  terminable at any time with respect to the Fund by vote of a majority of the Disinterested Trustees.

     Section 8. While this Plan is in effect,  the selection  and  nomination of those  Disinterested  Trustees  shall  be  committed  to the  discretion  of the
Disinterested Trustees of the Trust.

     Section  9.  This  Plan  has been  adopted  as of  February  28,  2005,  as subsequently amended effective _____________, 2007.

     Section 10. The Trust is a statutory  trust  organized  under the  Delaware
Statutory  Trust Act (12 Del.  C. ss.  3801 et seq) and under an  Agreement  and
Declaration  of Trust and any and all  amendments  thereto.  Pursuant to Section
3804 of the Delaware Statutory Trust Act, the debts,  liabilities,  obligations, costs,  charges,  reserves and expenses  incurred,  contracted  for or otherwise existing  with  respect  to a  particular  series,  whether  such  series is now authorized and existing pursuant to the governing  instrument of the Trust or is hereafter authorized and existing pursuant to said governing  instrument,  shall be  enforceable  against the assets  associated  with such series only,  and not against the assets of the Trust  generally  or any other  series  thereof,  and, except as otherwise  provided in the governing  instrument of the Trust, none of the debts,  liabilities,  obligations,  costs,  charges,  reserves  and expenses incurred,  contracted  for or  otherwise  existing  with  respect  to the  Trust generally or any other series thereof shall be enforceable against the assets of such series.

                             NATIONWIDE MUTUAL FUNDS
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A

                       Effective [_________________], 2007

Nationwide Mid Cap Growth Leaders Fund                            A, D, R, Institutional Service
Nationwide Growth Fund                                            A, D, R, Institutional Service
Nationwide Fund                                                   A, D, R, Institutional Service
Nationwide Bond Fund                                              A, D, R
Nationwide Tax-Free Income Fund                                   A, D
Nationwide Government Bond Fund                                   A, D, R
Nationwide Money Market Fund                                      Prime, Service
Nationwide S&P 500 Index Fund                                     A, R, Service, Institutional Service
Nationwide Small Cap Fund                                         A, R, Institutional Service
Nationwide Large Cap Value Fund                                   A, R, Institutional Service
Nationwide Short Duration Bond Fund                               A, Service, IRA
Nationwide U.S. Growth Leaders Fund                               A, R, Institutional Service
Nationwide Value Opportunities Fund                               A, R, Institutional Service
Nationwide Enhanced Income Fund                                   A, R, Institutional Service
Nationwide Small Cap Index Fund                                   A, R
Nationwide Mid Cap Market Index Fund                              A, R
Nationwide International Index Fund                               A, R
Nationwide Bond Index Fund                                        A, R
Nationwide Investor Destinations Aggressive Fund                  A, R, Service
Nationwide Investor Destinations Moderately Aggressive Fund       A, R, Service
Nationwide Investor Destinations Moderate Fund                    A, R, Service
Nationwide Investor Destinations Moderately Conservative Fund     A, R, Service
Nationwide Investor Destinations Conservative Fund                A, R, Service
Nationwide Global Technology and Communications Fund              A, R, Institutional Service
Nationwide Global Health Sciences Fund                            A, R, Institutional Service
Nationwide Emerging Markets Fund                                  A, R, Institutional Service
Nationwide International Growth Fund                              A, R, Institutional Service
Nationwide Worldwide Leaders Fund                                 A, R, Institutional Service
Nationwide Global Financial Services Fund                         A, R, Institutional Service
Nationwide Global Utilities Fund                                  A, R, Institutional Service
Nationwide Leaders Fund                                           A, R, Institutional Service
Nationwide Micro Cap Equity Fund                                  A, R, Institutional Service
Nationwide Mid Cap Growth Fund                                    A, R, Institutional Service
Nationwide U.S. Growth Leaders Long-Short Fund                    A, R, Institutional Service
Nationwide China Opportunities Fund                               A, R, Institutional Service
Nationwide Small Cap Growth Opportunities Fund                    A, R, Institutional Service
Nationwide Small Cap Value Fund                                   A, R, Institutional Service
Nationwide Small Cap Core Fund                                    A, R, Institutional Service
Nationwide Market Neutral Fund                                    A, R, Institutional Service
Nationwide Global Natural Resources Fund                          A, R, Institutional Service
Nationwide Optimal Allocations Fund: Growth                       A, R, Institutional Service
Nationwide Optimal Allocations Fund: Moderate Growth              A, R, Institutional Service
Nationwide Optimal Allocations Fund: Moderate                     A, R, Institutional Service
Nationwide Optimal Allocations Fund: Specialty                    A, R, Institutional Service
Nationwide Optimal Allocations Fund: Defensive                    A, R, Institutional Service
NorthPointe Small Cap Growth Fund                                 A, R, Institutional Service
NorthPointe Small Cap Value Fund                                  A, R, Institutional Service
Nationwide Small Cap Leaders Fund                                 A, R, Institutional Service
Nationwide Hedged Core Equity Fund                                A, R, Institutional Service
Nationwide Destination 2010 Fund                                  A, R1, R2, Institutional Service
Nationwide Destination 2015 Fund                                  A, R1, R2, Institutional Service
Nationwide Destination 2020 Fund                                  A, R1, R2, Institutional Service
Nationwide Destination 2025 Fund                                  A, R1, R2, Institutional Service
Nationwide Destination 2030 Fund                                  A, R1, R2, Institutional Service
Nationwide Destination 2035 Fund                                  A, R1, R2, Institutional Service
Nationwide Destination 2040 Fund                                  A, R1, R2, Institutional Service
Nationwide Destination 2045 Fund                                  A, R1, R2, Institutional Service
Nationwide Destination 2050 Fund                                  A, R1, R2, Institutional Service
Nationwide Retirement Income Fund                                 A, R1, R2, Institutional Service
Nationwide U.S. Small Cap Value Fund                              A, C, Institutional, Institutional Service
Nationwide International Value Fund                               A, C, Institutional, Institutional Service

______________

The Funds shall pay amounts not  exceeding on an annual  basis a maximum  amount of:

(a)  25 basis  points  (0.25%)  of the  average  daily net assets of the Class A
     Shares of the Funds;

(b)  25 basis  points  (0.25%)  of the  average  daily net assets of the Class D
     Shares of the Funds;

(c)  25 basis  points  (0.25%)  of the  average  daily net assets of the Class R
     Shares of the Funds;

(d)  25 basis  points  (0.25%) of the  average  daily net assets of the Class R1
     Shares of the Funds;

(e)  25 basis  points  (0.25%) of the  average  daily net assets of the Class R2
     Shares of the Funds;

(f)  25 basis  points  (0.25%) of the  average  daily net assets of the  Service
     Class Shares of the Funds;

(g)  25  basis  points   (0.25%)  of  the  average   daily  net  assets  of  the
     Institutional Service Class Shares of the Funds;

(h)  25 basis points (0.25%) of the average daily net assets of the Prime Shares of the Nationwide Money Market Fund; and

(i)  25 basis  points  (0.25%) of the average  daily net assets of the IRA Class
     Shares of the Nationwide Short Duration Bond Fund.